Exhibit 3

Kimmeridge Energy Management Company, LLC (“Kimmeridge”), Kimmeridge Active Investments, LLC (“Kimmeridge Active”), Kimmeridge Chelsea, LLC (“Kimmeridge Chelsea”), Benjamin Dell (“Mr. Dell”), Alexander Inkster (“Mr. Inkster”), Noam Lockshin (“Mr. Lockshin”), Henry Makansi (“Mr. Makansi”), Neil McMahon (“Mr. McMahon”), James F. Adelson (“Mr. Adelson”) and Alice E. Gould (“Ms. Gould,” and collectively, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the stockholders of PDC Energy, Inc. (the “Company”). All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC's website at http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS’ INTERESTS BY SECURITY HOLDINGS

The “Participants” in this solicitation of proxies from stockholders of PDC Energy, Inc. (the “Company”) in connection with the Company’s 2019 annual meeting of stockholders are: (i) Kimmeridge Energy Management Company, LLC (“Kimmeridge”), (ii) Kimmeridge Active Investments, LLC (“Kimmeridge Active”), (iii) Kimmeridge Chelsea, LLC (“Kimmeridge Chelsea”), (iv) Benjamin Dell (“Mr. Dell”), (v) Alexander Inkster (“Mr. Inkster”), (vi) Noam Lockshin (“Mr. Lockshin”), (vii) Henry Makansi (“Mr. Makansi”), (viii) Neil McMahon (“Mr. McMahon”), (ix) James F. Adelson (“Mr. Adelson”) and (x) Alice E. Gould (“Ms. Gould”).

The Participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934, as amended), an aggregate of 3,382,900 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), representing approximately 5.1% of the Company’s outstanding shares of Common Stock. The percentages contained herein are based upon 66,148,128 shares of Common Stock reported to be outstanding as of February 15, 2019, as reported in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019. Kimmeridge may be deemed to beneficially own 3,382,900 shares of Common Stock.